Exhibit 99.1

S.A.C.I. FALABELLA UBS LAT/EMEA Dec|07

Consolidated Summary

FALABELLA SNAPSHOT

Chile based integrated retailer involved in the department store business, home improvement, supermarket and financial services.

Key information and indicators

•

Operations in Chile, Peru, Argentina and Colombia

•

58 Department Stores, 79 Homecenters, 24 Super/Hypermarkets

•

1,106,148 m2 Selling space

•

4.7+ million active credit cards

•

53,000+ employees

Financials (1):
Revenues 2006	MMUS$ 4,788 (15.5% growth Y/Y)
Ebitda 2006	MMUS$ 567 (13.1% growth Y/Y)
Net Income 2006	MMUS$ 407 (20.2% growth Y/Y)
Market Cap. (2)	MMUS$ 12,378

(1) Real Ch$ converted at Sep30, 2007 (511.23 Ch$/US$)

(2) Stock Price 21/Nov/2007: Ch$ 2,649.9.

HISTORY OF FALABELLA

1889
Salvatore Falabella opens the first large tailor shop in Chile
1937
Alberto Solari joins the Company.
1958
Incorporation of home products. Falabella becomes a department store.
1980
Falabella creates CMR, its own credit card
1990
Falabella initiates development of shopping centers with the opening of Mall Plaza Vespucio
Plaza VESPUCIO
1993
First opening in Argentina, city of Mendoza.
1995
Falabella enters Perú by acquiring department store Saga
1996
Falabella IPO in the Chilean stock exchange
1997
Creation of Travel Agency and Insurance brokerage.
Joint venture agreement with The Home Depot
1998
Falabella Bank is created.
1999
First department store in Buenos Aires is opened.
20% of FASA drugstore is purchased
ahumada
2000
Alliances with ENTEL and Copec are created for the use of CMR card.
2001
100% of The Home Depot Chile is purchased
Home store
2002
Entrance to the Hypermarket industry in Peru with its first Tottus
TOTTUS
2003
Falabella merger with Sodimac
SODIMAC
2004
Falabella acquires supermarket chain San Francisco in Chile
San Francisco
2005
2006
Falabella enters the Colombian market:
-Increases stake in Sodimac.
-Launches CMR credit card.
2007
-Falabella initiates US$MM1,500 investment plan
-Sodimac announces entrance to Argentina
Announcement of Falabella – D&S merger agreement
D&S

MAIN EVENTS 2007

FIRST 9M OF 2007

¢

ANNOUNCEMENT OF FALABELLA – D&S MERGER AGREEMENT

¢

ACQUISITION OF 60% OF INVERSIONES IMPERIAL (7 STORES)

¢

CONSOLIDATION OF MALL PLAZA

¢

MALL PLAZA BEGINS ITS INTERNATIONAL EXPANSION THROUGH THE CONSTRUCTIONS OF THE FIRST MALL IN PERU

¢

OPENING OF 19 STORES DURING FIRST 9M 2007. ADDITION OF 7 IMPERIAL STORES.

¢

BANCO FALABELLA INAUGURATED IN PERU

¢

CAPITAL INCREASE FOR STOCK OPTIONS

OTHER RECENT EVENTS

¢

OPENING OF 16 NEW STORES PLANNED FOR 4Q 2007

¢

NYSE LISTING PROCESS

CORPORATE STRUCTURE AS OF SEPTEMBER 2007

SACI Falabella

Department Stores		Home Improvement		Food Retail		Financial Retail		Real Estate

Chile		Chile		Chile		CMR Credit Card		Mall Plaza
Falabella		Sodimac		San Fco - Tottus		No of Active Accounts		8 malls
Stores	36	Stores	61	Stores	20	Chile	2.7 mm	Lease Ar. +560,093 M2
Sales Area	195,712 M2	Sales Area	484,033 M2	Sales Area	80,853 M2	Argentina	565m
						Peru	> 1 mm
						Colombia	308m	Sociedad de Rentas
54 stores
Argentina		Peru		Peru		Travel Agency		Lease Ar. 359,000 M2
Falabella		Sodimac		Tottus		Branches	+34
Stores	7	Stores	4	Stores	4	No Pass. 200,000/year
Sales Area	39,817 M2	Sales Area	38,757 M2	Sales Area	30,335 M2
						Insurance Brokerage		Other
Peru		Colombia				No Accounts	+4MM
Saga Falabella		Sodimac
Stores	13	Stores	14					Industrial
Sales Area	67.781 M2	Sales Area	143,207 M2			Bank		Mavesa	100% own.
		(49% ownership)				ROE 2006	34.6%	Italmod	50% own.
Colombia						Market Share
Falabella						Cons.Credit	5.2%	FASA	20% own.
Stores	2					No Sav.Acc.	575,000
Sales Area	18,865 M2

CONSOLIDATED INCOME STATEMENT 9M 2007 (MMUS$)

	9M 2007	% Revenues	9M 2006	% Revenues	Var. 07/06

Revenues	4,000		3,415		17.1%
COGS (less)	(2,821)	-70.5%	(2,439)	-71.4%	15.7%
GROSS MARGIN	1,179	29.5%	976	28.6%	20.8%
SG&A (less)	(760)	-19.0%	(651)	-19.1%	16.8%
OPERATING INCOME	419	10.5%	325	9.5%	29.0%
Depreciation + Amortization (less)	(90)	-2.2%	(73)	-2.1%	22.6%
EBITDA	509	12.7%	398	11.7%	27.8%
NON - OPERATING INCOME	(66)	-1.6%	(19)	-0.6%	246.4%
PROFIT BEFORE TAX & EXT. ITEMS	353	8.8%	306	9.0%	15.6%
INCOME TAX	(63)		(45)		39.3%
MINORITY INTEREST	(22)		(4)		481.8%
PROFIT (LOSS) bef amort of NG	268		257		4.4%
NET PROFIT (LOSS)	268	6.7%	257	7.5%	4.4%
Adjusted EBITDA	552	13.8%	463	13.6%	19.3%

CONSOLIDATED INCOME STATEMENT 3Q 2007 (MMUS$)

	3Q 2007	% Revenues	3Q 2006	% Revenues	Var. 07/06

Revenues	1,290		1,161		11.1%
COGS (less)	(930)	-72.1%	(845)	-72.8%	10.1%
GROSS MARGIN	360	27.9%	316	27.2%	13.7%
SG&A (less)	(243)	-18.9%	(225)	-19.3%	8.3%
OPERATING INCOME	117	9.0%	92	7.9%	27.2%
Depreciation + Amortization (less)	(29)	-2.2%	(27)	-2.3%	7.5%
EBITDA	145	11.3%	118	10.2%	22.8%
NON - OPERATING INCOME	(42)	-3.3%	(10)	-0.9%	320.7%
PROFIT BEFORE TAX & EXT. ITEMS	75	5.8%	82	7.0%	-8.7%
INCOME TAX	(17)		(13)		30.1%
MINORITY INTEREST	(8)		(2)		337.3%
PROFIT (LOSS) bef amort of NG	50		67		-25.2%
NET PROFIT (LOSS)	50	3.9%	67	5.8%	-25.2%
Adjusted EBITDA	156	12.1%	140	12.0%	11.8%

REVENUES (MMUS$)

6,000
5,000
4,000
3,000
2,000
1,000
0
CAGR = 25.8%
17.1%
1,913
2,371
3,497
4,145
4,788
3,415
4,000
2002
2003
2004
2005
2006
9M 06
9M 07

AMERICANINO

NET INCOME (MMUS$)

OPERATING INCOME 9M 2007

9M 07 Chile 83.1% Peru Argentina 15.9% 1.0% Total 9M 07=MMUS$419

CONSOLIDATED INDICATORS

Business Units

FALABELLA Department Stores • Revenues (MMUS$)

Chile
985
930
Var: 5.9%
Perú
277
239
Var: 15.7%
Argentina
167
151
Var: 10.6%
Colombia
37
0
9M 06
9M 07

100% perfumes
f.

FALABELLA • Department Stores

Chile	International

• New stores LTM:	• New stores LTM:
– Mall Plaza Antofagasta	– Megaplaza, Peru
– La Calera	– Cajamarca, Peru
– Ahumada 346	– Ica, Peru
– Valdivia	– Santa Fé, Colombia
– Melipilla	– Suba, Colombia
– Plaza Oeste (remodeling)	– Medillin (Nov-07)
• Total stores: 36 (193,534m2)	– Florida III (Nov-07)
• Openings 4Q 2007: 1	• Total Stores: 22 (126,463m2)
• Openings 2008: 3	• Openings 4Q 2007: 3
• Openings 2008: 7

TRENDS IN THE DEPARTMENT STORE MARKET

% Total household expenditure in Department Stores	Per capita Sales in Department Stores (US$)

•

When compared to developed countries, Chile, Argentina and Peru show a low penetration of Department Stores sales as % of total household expenditure (1)

•

This represents an opportunity to continue penetrating each market

(1)  Electro and Deco are not included in this analysis.

Source: Central Bank of Chile, INE, US Census Bureau; Japan Department Store Association; Central Bank of Argentina, Indec; Studies Falabella

SODIMAC Home Improvement • Revenues (MMUS$)

Chile
1,339
1,140
Var: 17.4%
Colombia
364
261
Var: 39.3%
Perú
79
52
Var: 53.0%
9M 06
9M 07

SODIMAC Home Improvement

Chile	International

• New stores LTM:	• New stores LTM:
– La Calera	– Javier Prado, Peru
– Puerto Montt	– Medellin San Juan, Colombia
– Fontova	– Cali Norte, Colombia
– San Felipe	– Suba, Colombia
– Arica	– Soacha, Colombia
– Iquique	– Ibagué, Colombia
– Antofagasta	• Total Stores: 18 (181,964m2)
– Punta Arenas	• 4 Peru, 14 Colombia
– La Florida (remodeling)	• Openings 4Q 2007: 4
– Concepción (remodeling)	• Openings 2008: 12
– Villarica (remodeling)
– Valdivia (remodeling)
• Addition of 7 Imperial Stores
• Total stores: 61 (484,033m2)
• Openings 4Q 2007: 2
• Openings 2008: 7

TRENDS IN THE HOME IMPROVEMENT MARKET

Number of households per HI Big Box
• No of stores per household in the US doubles that of Chile • Current market shares leave enough room for aggressive growth opportunities

Number of households per HI Big Box	Home Improvement Market Size (MMUS$) and Share (%)

TOTTUS – SN FCO Supermarkets • Revenues (MMUS$)

TOTTUS – SAN FRANCISCO • Supermarkets

Chile	Peru

• New stores LTM:	• Total Stores: 4 (30,335m2)
– La Calera	• Openings 4Q 2007: 5
– Fontova	• Openings 2008:10
– Mall Plaza Antofagasta
– Mall Plaza Oeste
– Puente Alto II
– La Florida
– Megacenter
– Antofagasta Centro
– Colina (Nov-07)
• Total stores: 20 (80,853m2)
• Openings 4Q 2007: 1

TENDENCIAS SUPERMERCADOS

M2 for every 1,000 inhabitants	Penetration of formal Supermarket chains

•

M2 per inhabitant in Latin-American countries are much lower than those of developed countries

•

Formal retail supermarket chains penetration is low as compared to that of developed countries, being Chile the highest in the region

Financial Retail • Indicators

Total Gross Loans (MMUS$)	Total Active Accounts per Country (MM)

Financial Retail • Efficiency

TRENDS IN THE CREDIT MARKET

Credits to individuals / GDP (%)	Debt level of households versus GDP per capita level

•

The higher the GDP per capita, the greater the debt level as % of individuals’ total income

•

Chileans, as well as all other Latin-American citizens, have still room to reach developed countries’ debt levels

MALL PLAZA

Chile	Peru

• New Malls LTM:	• Nov-07: Mall Plaza Trujillo
• Mall Plaza Antofagasta	• Openings 2008: 2
• Total Leasing Space: 560,093m2
• Openings 2008: 2
• Projects 2009: 3

Merger with D&S

FALABELLA STOCK EVOLUTION

* Exchange rate Sep 30, 2007 = $511,23

MERGER WITH D&S

PROFORMA FIGURES (MMUS$)

	2006			9M 2007
MMUS$	Falabella	D&S	TOTAL	Falabella	D&S	TOTAL
Revenues	4,375	3,187	7,562	4,000	2,177	6,177

EBITDA	545	219	764	509	212	721
	12.4%	6.9%	10.1%	12.7%	8.0%	11.7%

Net Income	372	74	446	268	66	334
	8.5%	2.3%	5.9%	6.7%	2.5%	5.4%

Company(1)	M M2	No Stores	Market Cap MMUS$ (Nov07)

SACI Falabella	1,106	160	Falabella:	MMUS$12,378

D&S	479	107	D&S:	MMUS$3,430
___________________________________________________________			_______________________________

Total	1,585	267	Falabella + D&S:	MMUS$15,808

•

In May 2007 Falabella announces merger agreement between controlling shareholders of SACI Falabella and D&S

•

Agreement: 77% SACI Falabella and 23% D&S

(1)

Data as of September 2007

LEADING REGIONAL EXPANSION

COLOMBIA
Falabella
Sodimac
Financial Retail
PERU
Falabella
Sodimac
Tottus
Financial Retail
Inmobiliario
CHILE
Falabella
Sodimac
Tottus
Financial Retail
Real State
ARGENTINA
Falabella
Financial Retail
Sodimac

CONTACT INFORMATION

Juan Guillermo Espinosa (jespinosa@fallabella.cl)

Roberto Salas (rosalas@falabella.cl)

Phone: 56-2-380 2007

Fax: 56-2-380 2008

DISCLAIMER

This presentation contains forward-looking statements, including statements regarding the intent, belief or current expectations of the Company and its management. Investors are cautioned that any such forward-looking statements are not guarantee of future performance and involve a number of risks and uncertainties including, but not limited to, the risks detailed in the company’s financial statements, and the fact that actual results could differ materially from those indicated by such forward-looking statements.